Contact: Andre Scholz		Kiwibox.com, Inc.
Phone: 1-212-239-8210	FOR IMMEDIATE RELEASE
E-mail: ascholz@kiwiboxinc.com		www.kiwibox.com info@kiwibox.com

KIWIBOX.COM LAUNCHES VIDEO CHAT AND LIVE BROADCAST FEATURES

(June 26th, 2012) New York, NY – The Kiwibox network proudly announces the integration of video chat capabilities into Kiwbox.com and kwick.de. Members across the globe will be able to chat with one another in real time private and public internet based chat rooms. This feature will be able to connect members face to face over the internet with friends on the Kiwibox network new and old to collaborate, exchange information and chat.

Specifically, the Kiwibox Video Chat platform offers the option to join and create specific chat rooms while holding conversations with multiple users simultaneously. Chat rooms vary by popular topics in music, sports, movies and open/ general discussion, offering a variety of means to communicate. The development of Kiwi Live Chat creates easy access for users to collaborate on school projects, develop business plans, and host conversations with long distance friends and relationships via the Kiwi platform.

Kiwibox is also proud to unveil its “KiwiLIVE” live streaming video channel on kiwibox.com, where users globally can witness Kiwibox parties directly broadcast from the event. Through this service, users continue to “Explore, Connect and Party” and stay connected to their friends regardless of location.

The introduction of these features on Kiwibox continues to keep the social network on the cutting edge of popular technology. Video chat features are rising in popularity throughout social media and the internet overall; currently teens are the largest demographic of video chat users as 40% of teens use video chat capabilities to interact directly with their friends. Of the 77% of teens who currently use social networks, 42% of the video chatters are female.

Connecting users through interest networks and nightlife activities has been Kiwibox’s method of organic growth, and the implementation of both the video chat and KiwiLIVE features expect to show growth in ~~on~~ site interaction, further connectivity between members and attract new members through live chatting.

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About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In 2008, the company launched a new version, Kiwibox 2.0 and in October 2009 the company launched Kiwibox 3.0, shifting its audience focus from teenagers to young adults. On December 31, 2009, Kiwibox Media Inc. merged with Magnitude Information Systems and changed its name to Kiwibox.com, Inc., the New York-based social network. In the first quarter of 2011, Kiwibox.com acquired Pixunity.de, Half a year later Kiwibox.com successfully released an English-Version for the US-market, www.pixunity.com. On September 31st, 2011 Kiwibox.com acquired the German social network community Kwick!, and finalized the acquisition in May 2012. KWICK!'s functionality mirrors that of Kiwibox,com, and maintains an activity rate of more than 2 billion page impressions a month. In the 2nd Quarter 2012 Kiwibox.com announced the Spanish versions of its social network platforms kiwibox.com, Kwick.de & pixunity. Kiwibox common shares are listed on the over-the-counter, Electronic Bulletin Board market under the symbol “KIWB”.

330 West 38th Street
Suite 1602

10018 New York
New York, USA

phone: (212) 239-8210

fax: (212) 239-8422

Board of Directors:
André Scholz (CEO)
Joseph Tomasek

We are a social network
- more than a community

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, and its ability to expand its membership, users and internet brand. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

Kiwibox.com, Inc.

www.kiwibox.com
info@kiwibox.com

330 West 38th Street
Suite 1602

10018 New York
New York, USA

phone: (212) 239-8210

fax: (212) 239-8422

Board of Directors:
André Scholz (CEO)
Joseph Tomasek

We are a social network
- more than a community